Free Writing Prospectus
Registration Statement No. 333-131266
Dated April 23, 2008
Filed pursuant to Rule 433

MARKET VECTORS                                                             ETNs

A new trade route to world currencies.

Introducing Currency ETNs for the Chinese
Renminbi and Indian Rupee.

Type MVETNS (GO) to learn more.                             marketvectorsETNs.com
                                                                 1.888.MKT.VCTR

Van Eck Global
since 1955

Morgan Stanley,the issuer of the Market Vectors Currency ETNs,has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.Before you invest,you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offeringof the Market Vectors Currency ETNs.You may get these documents for free by visiting the Van Eck Securities Corporation Web site at
www.marketvectors ETNs.com or EDGAR on the SEC Web site at
www.sec.gov. Alternatively,you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or anyother dealer participating in this offer.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.